UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 13, 2007 (August 13, 2007)
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951)271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	8.01. Other Events

On June 26, 2007, Vineyard National Bancorp (the “Company”) offered and sold 2,300,000 shares its 7.50% Series D Noncumulative Preferred Stock (the “Series D Preferred Stock”) in a public offering (the “Offering”).  In connection with the Offering, the Company agreed to apply to list the shares of the Series D Preferred Stock on the American Stock Exchange (“AMEX”), and such application was submitted to AMEX by letter dated June 15, 2007.  In response to the Company’s application to list the Series D Preferred Stock on AMEX, AMEX advised the Company that AMEX would require the Board of Directors of the Company to adopt a resolution whereby the Company would not amend or change any provision of the Company’s Restated Articles of Incorporation or the Certificate of Determination of the Series D Preferred Stock if such change would materially and adversely affect the rights, preferences, powers or privileges of the Series D Preferred Stock, or create, authorize, issue or increase the authorized or issued amount of any class or series of any of the Company’s equity securities, or any warrants, options or other rights convertible or exchangeable into any class or series of any of the Company’s equity securities, which would rank senior to the Series D Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company, unless, in each case, the Company obtained the approval of 66 2/3% of the outstanding shares of the Series D Preferred Stock.  The Board of Directors of the Company adopted such a resolution on August 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: August 13, 2007	By:	/s/ Gordon Fong
Gordon Fong
Executive Vice President and Chief Financial Officer